SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2019

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
WTM (BARBADOS) INTERNATIONAL SRL	BARBADOS
BRIDGE HOLDINGS (BERMUDA) LTD	BERMUDA
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG RE LTD	BERMUDA
HG SERVICES LTD	BERMUDA
PSC HOLDINGS LTD.	BERMUDA
WHITE MOUNTAINS INVESTMENTS BERMUDA LTD.	BERMUDA
ATTORNEY'S & PROFESSIONAL INSURANCE SERVICES, INC.	CALIFORNIA, USA
NSM ADMINISTRATION, INC	CALIFORNIA, USA
AMERICAN COLLECTOR'S INSURANCE, LLC	DELAWARE, USA
COPPER FUNDING, LLC	DELAWARE, USA
GUILFORD HOLDINGS, INC.	DELAWARE, USA
KUDU INVESTMENT MANAGEMENT LLC	DELAWARE, USA
KUDU INVESTMENT US, LLC	DELAWARE, USA
NSM INSURANCE HOLDING CO, LLC	DELAWARE, USA
NSM INSURANCE GROUP, LLC	DELAWARE, USA
TK PARTNERS, LLC	DELAWARE, USA
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
WHITE MOUNTAINS CAPITAL, INC	DELAWARE, USA
WHITE MOUNTAINS CATSKILL HOLDINGS, INC	DELAWARE, USA
WM PORTFOLIO HOLDINGS, LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
WM PORTFOLIO SOLUTIONS ICAV	IRELAND
HGR PORTFOLIO SOLUTIONS ICAV	IRELAND
TNUVA FINANCIT LTD	ISRAEL
WOBI INSURANCE AGENCY, LTD	ISRAEL
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
CLEVERLAND HOLDINGS, LLC	OHIO, USA
EMBRACE PET INSURANCE AGENCY, LLC	OHIO, USA
EMBRACE PET MANAGEMENT, LLC	OHIO, USA
PLANS LIABILITY INSURANCE COMPANY	OHIO, USA
NSM INSURANCE SERVICES LLC	TEXAS, USA
AUTOSAINT LIMITED	UNITED KINGDOM
BUZZVAULT LIMITED	UNITED KINGDOM
CLASSIC INSURANCE SERVICES LIMITED	UNITED KINGDOM
FIRST INSURANCE SERVICES LIMITED	UNITED KINGDOM
FIRST UNDERWRITING LTD	UNITED KINGDOM
FIRST SPECIALTY LTD	UNITED KINGDOM
FRESH INSURANCE SERVICES GROUP LIMITED	UNITED KINGDOM
KFO HOLDINGS LTD	UNITED KINGDOM
KWCP HOLDINGS UK LTD	UNITED KINGDOM
LADYBIRD INSURANCE BROKER LIMITED	UNITED KINGDOM
MAYBURY JAMES LIMITED	UNITED KINGDOM
NSM MGA HOLDINGS	UNITED KINGDOM
PETER D. JAMES LIMITED	UNITED KINGDOM
REMOVAL STARS LIMITED	UNITED KINGDOM
STEWART MILLER MCCULLOCH & CO. LIMITED	UNITED KINGDOM
STEWART MILLER MCCULLOCH (HOLDINGS) LIMITED	UNITED KINGDOM
VANTAGE HOLDINGS LIMITED	UNITED KINGDOM
VANTAGE INSURANCE SERVICES LIMITED	UNITED KINGDOM
WM CAPITAL HOLDINGS LTD	UNITED KINGDOM
WM INTERNATIONAL HOLDINGS LTD	UNITED KINGDOM
Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.